UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 16, 2010

CONVERTED ORGANICS INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33304	204075963
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

137A LEWIS WHARF, BOSTON, Massachusetts		02110
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	617-624-0111

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

On September 16, 2010, the Company held its 2010 Special Meeting of Stockholders at The Marriott's Long Wharf in Boston, Massachusetts. At the meeting, the Company’s stockholders approved the acquisition of TerraSphere Systems LLC and the issuance of up to 34,166,667 shares of Company common stock to the members of TerraSphere in exchange for 100% of the units of TerraSphere, subject to upward adjustment based on certain anti-dilution protections as were described in the Proxy Statement. Also, the Company’s stockholders approved the ability of the Company's Chief Executive Officer to adjourn the special meeting for the purpose of soliciting additional proxies.

The results of the vote were as follows:

1. To approve the acquisition of TerraSphere Systems LLC and the issuance of up to 34,166,667 shares of Company common stock to the members of TerraSphere in exchange for 100% of the units of TerraSphere, subject to upward adjustment based on certain anti-dilution protections as described in the proxy statement.

Shares voted FOR / AGAINST / ABSTAIN:
14,441,262 / 1,845,087 / 153,312

2. To approve the ability of the Company's Chief Executive Officer to adjourn the special meeting for the purpose of soliciting additional proxies.

Shares voted FOR / AGAINST / ABSTAIN:
13,856,161/ 2,166,809/ 416,691

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONVERTED ORGANICS INC.

September 21, 2010	By:	/s/ Edward J. Gildea

Name: Edward J. Gildea
Title: President and CEO